CUSIP No. 68403P203	13G/A	Page 10 of 10 Pages

Exhibit 99.1

AGREEMENT OF JOINT FILING

The undersigned hereby agree that the Schedule 13G with respect to the shares of common stock, $0.012 par value per share, of Oramed Pharmaceuticals Inc., dated as of February 9, 2021, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: February 9, 2021	Regals Capital Management LP
By: Regals Capital Holdings LLC, its general partner

/s/ David M. Slager
Name: David M. Slager
Title: Managing Member

Dated: February 9, 2021	Regals Fund LP
By: Regals Fund GP LLC, its general partner

/s/ David M. Slager
Name: David M. Slager
Title: Managing Member

Dated: February 9, 2021	David M. Slager

/s/ David M. Slager
Name: David M. Slager